NEWS RELEASE for April 10, 2007

OPTIONABLE ANNOUNCES COMPLETION OF TRANSACTION FOR NYMEX HOLDINGS TO PURCHASE 19 PERCENT OF OPTIONABLE SHARES

Valhalla, NY, April 10, 2007 – Optionable, Inc. (OTCBB: OPBL) (“Optionable” or the “Company”), a leading provider of natural gas and other energy derivatives brokerage services, announced that pursuant to the binding term sheet announced on January 22, with three of its founding stockholders, have completed and signed definitive agreements with NYMEX Holdings, Inc. (NYSE:NMX) (“NYMEX”), pursuant to which NYMEX has acquired 19 percent of Optionable.

In addition to the 19 percent stake in Optionable acquired by NYMEX from the founders, the Company has issued a warrant to NYMEX that would permit NYMEX to increase its stake in the Company to 40%. The warrant is exercisable for 18 months at an exercise price of $4.30 per share. The agreements also provide for certain marketing and technology initiatives between the Company and NYMEX.

Pursuant to the definitive agreements, NYMEX is entitled to nominate one Director to Optionable’s Board. The Company has increased the size of its Board from four Directors to five and elected Benjamin Chesir, NYMEX vice president of new product development, as a Director.

Optionable CEO Kevin Cassidy said, “The completion of this transaction is a major strategic step for the Company, allying us closely with the world’s largest exchange for the trading of energy futures and options contracts. I am convinced that our close relationship with NYMEX will be an important catalyst in helping drive and accelerate our future growth.”

NYMEX Chairman Richard Schaeffer said, “The closing of this agreement marks an important milestone for NYMEX. We are looking forward to working with Optionable as a key contributor to our future expansion in options trading.”

About Optionable

Optionable, Inc. is a leading provider of natural gas and other energy derivatives trading and brokerage services, headquartered in Valhalla, NY. The company provides its services to brokerage firms, financial institutions, energy traders and hedge funds nationwide. In addition to the traditional voice brokerage business, Optionable developed an automated derivatives trading platform. OPEX® is a real-time electronic trade matching and brokerage system designed to improve liquidity and transparency in the energy derivatives market. For more information about Optionable and OPEX please visit www.optionable.com.

About NYMEX Holdings, Inc.

NYMEX is the parent company of the New York Mercantile Exchange, Inc., the world’s largest physical commodity exchange. NYMEX offers futures and options trading in energy and metals contracts and clearing services for more than 250 off-exchange energy contracts. Through a hybrid model of open outcry floor trading and electronic trading on CME Globex® and NYMEX ClearPort®, NYMEX offers crude oil, petroleum products, natural gas, coal, electricity, gold, silver, copper, aluminum, platinum group metals, and soft commodities contracts for trading and clearing virtually 24 hours each day. For more information on NYMEX or the New York Mercantile Exchange, Inc., please visit www.nymex.com.

Safe Harbor Statement

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Those statements involve a number of factors that could cause actual results to differ materially, including risks associated with market acceptance of OPEX, our ability to retain key employees, reliance of strategic relationships, intense and increasing competition, concentration of services revenues related to natural gas derivatives, increased governmental regulations as well as other risks detailed in the Company's filings with the Securities and Exchange Commission. Optionable assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Contact Information:

Rudy Barrio (investors)

Allen & Caron Inc

Tel: 212 691 8087

Email: r.barrio@allencaron.com

or

Brian Kennedy (media)

Allen & Caron Inc

Tel: 212 691 8087

Email: brian@allencaron.com